Exhibit 99.1

      MTI Technology Corporation Reports Fiscal 2004 Second Quarter and Six
                            Months Financial Results

    TUSTIN, Calif.--(BUSINESS WIRE)--Nov. 17, 2003--

 Second Quarter Revenues Increase by 15% from First Quarter of FY2004 and Net Loss Decreases by 56% in the First Six Months of FY2004
             Compared to the Same Period of the Prior Year

    MTI Technology Corporation (Nasdaq:MTIC), a global provider of data storage, storage management and data protection solutions, today announced financial results for its fiscal 2004 second quarter ended October 4, 2003.
    For the fiscal 2004 second quarter ended October 4, 2003, MTI reported total revenue of $20.5 million, compared to $22.3 million for the fiscal second quarter last year and $17.8 million for the first quarter of fiscal 2004. Net product revenue for the second quarter 2004 was $11.2 million, compared to $11.1 million in the year ago period and $8.3 million in the immediately preceding quarter. Service revenue for the second quarter 2004 was $9.3 million, compared to $11.2 million in the year ago period and $9.5 million in the first quarter of fiscal 2004. Gross profit margin for the second quarter of fiscal year 2004 was 21.6% compared to 31.5% in the same period last year and 26.4% for the first quarter of fiscal 2004. Operating expenses were $6.2 million for the second quarter of fiscal 2004 compared to $7.9 million for the comparable period of fiscal 2003 and $7.2 million in the immediately preceding quarter.
    "Our relationship with EMC continues to gain momentum as evident by the increase in product revenues from the first quarter of fiscal 2004 to the second quarter of fiscal 2004," said Tom Raimondi, President and Chief Executive Officer. "The marketplace is accepting this relationship and we believe revenue will continue to grow in the third and fourth quarters of fiscal 2004."
    The Company reported a net loss of $1.7 million or $0.05 per share in the second quarter of fiscal year 2004, compared to a net profit of $0.1 million or $0.00 per share for the same quarter of the prior year and a net loss of $2.9 million or $0.09 per share in the first quarter of fiscal 2004.
    For the six months ended October 4, 2003, MTI reported total revenue of $38.3 million, compared to $40.4 million for the comparable period of fiscal 2003. Net product revenue was $19.5 million for the six months ended October 4, 2003 of fiscal 2004, compared to $18.3 million for the comparable period of fiscal 2003. Service revenue for the first six months of fiscal year 2004 was $18.8 million, compared to $22.1 million in the comparable period of fiscal 2003. Gross profit margin for the first six months of fiscal 2004 was 24% compared to 20.0% in the same period last year. Operating expenses were $13.4 million for the first six months of fiscal 2004 compared to $19.5 million for the comparable period of fiscal 2003.
    The Company reported a net loss for the six months of fiscal year 2004 of $4.6 million, or $0.14 per share, compared to net loss of $10.4 million, or $0.32 per share in the comparable period of fiscal 2003, a 56% reduction in the net loss.
    "It's very gratifying to see the marked improvement in operating leverage as a result of our on-going restructuring efforts. The Company's shift in strategy from a manufacturer to a global solutions provider enabled the Company to significantly reduce its fixed infrastructure costs and allowed the Company to greatly reduce its operating loss during the first six months of fiscal 2004," said Raimondi.
    As of October 4, 2003, the Company had $3.5 million in cash and cash equivalents and $5 million available under a $7.0 million line of credit with Comerica Bank.

    Conference Call Information

    MTI Technology Corporation will hold its quarterly conference call on Monday, November 17, 2003 at 11:00 a.m. Pacific Time/2:00 p.m. Eastern Time. The call will be accessible live by dialing toll free 800-901-5213 pass code 66304725 (international callers, call 617-786-2962 pass code 66304725), or via webcast at www.mti.com. The webcast will be available for 45 days on MTI's website at www.mti.com/company/ir_calls.asp.
    A replay of the call will be available for 48 hours by dialing toll free 888-286-8010 and entering pass code 13242897 (international callers, call 617-801-6888 pass code 13242897).

    About MTI Technology Corporation

    MTI's mission as a global solutions provider is to deliver superior business value to its customers in support of their data storage and enhanced data protection needs. MTI has more than 20 years of experience in delivering a full range of storage solutions -- including design, engineering, professional services and third-party maintenance -- from midrange to Global 2000 customers. MTI is a premier systems integrator focusing on providing end-to-end business solutions in the storage marketplace. Headquartered in Tustin, California, MTI may be reached by telephone at 800-999-9MTI (toll free) or 714-481-7800, or by fax at 714-481-4135. Web address is www.mti.com.

    MTI is a registered trademark of MTI Technology Corporation (the
"Company").

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, capital position, anticipated cost savings, operating results, the effects of additional headcount reductions on the Company's business, as well as statements regarding the Company's line of credit, and its financial resources, the potential growth of the storage industry and MTI, and the new commercial relationship between MTI and EMC, and EMC's product offerings and solutions, all of which are subject to change. The actual results may differ materially from those described in any forward-looking statement. In particular, there can be no assurance that MTI will improve revenues, margins, operating efficiencies, operating results, or be successful with its new strategy. In addition, there can be no assurance that MTI will be able to borrow under the line of credit, have sufficient resources or that it or the industry will grow. Important factors that may cause actual results to differ include competition, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended April 5, 2003. All forward-looking statements speak as of the date made and MTI undertakes no obligation to update any such statement.



                      MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 October 4,  April 5,
                                                    2003       2003
                                                 ---------- ----------
                     ASSETS                      UNAUDITED

Current assets:
 Cash and cash equivalents                          $3,509     $9,833
 Accounts receivable, less allowance for doubtful
  accounts and sales returns of $1,091 and $2,266
  at October 4, 2003 and April 5, 2003,
  respectively                                      18,045     13,913
 Inventories                                         6,256      8,297
 Prepaid expenses and other receivables              4,552      4,330
                                                 ---------- ----------

           Total current assets                     32,362     36,373

 Property, plant and equipment, net                  2,019      2,833
 Goodwill, net                                       5,184      5,184
 Other                                                 230        166
                                                 ---------- ----------

           Total assets                            $39,795   $ 44,556
                                                 ========== ==========


      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Note payable                                       $2,000     $1,740
 Current portion of capital lease obligations          169        161
 Accounts payable                                   10,401      8,562
 Accrued liabilities                                 7,322      7,321
 Accrued restructuring charges                       2,256      2,931
 Deferred income                                    11,494     13,587
                                                 ---------- ----------

           Total current liabilities                33,642     34,302

 Capital lease obligations, less current portion       193        286
 Other                                                 947        994
                                                 ---------- ----------

           Total liabilities                        34,782     35,582
                                                 ---------- ----------

 Commitments and contingencies
 Stockholders' equity:
    Preferred stock, $.001 par value; authorized
     5,000 shares; issued and outstanding, none         --         --
    Common stock, $.001 par value; authorized
     80,000 shares; issued (including treasury
     shares) and outstanding 33,291 and 32,969
     shares at October 4, 2003 and April 5, 2003,
     respectively                                       33         33
    Additional paid-in capital                     135,111    134,931
    Accumulated deficit                           (126,864)  (122,282)
    Accumulated other comprehensive loss            (3,267)    (3,708)
                                                 ---------- ----------

           Total stockholders' equity                5,013      8,974
                                                 ---------- ----------

           Total liabilities and stockholders'
            equity                                $ 39,795    $44,556
                                                 ========== ==========



                      MTI TECHNOLOGY CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                               THREE MONTHS ENDED   SIX MONTHS ENDED
                               ------------------- -------------------
                               OCTOBER   OCTOBER   OCTOBER   OCTOBER
                                4, 2003   5, 2002   4, 2003   5, 2002
                               --------- --------- --------- ---------

Net product revenue             $11,208   $11,140   $19,536   $18,274
Service revenue                   9,318    11,180    18,768    22,085
                               --------- --------- --------- ---------
   Total revenue, including
    $26 and $13 from related
    parties in the second
    quarter of fiscal 2004 and
    2003, respectively, and
    $84 And $39 from related
    parties in the first six
    months of fiscal 2004 and
    2003, respectively           20,526    22,320    38,304    40,359
                               --------- --------- --------- ---------

Product cost of revenue           9,533     8,026    16,235    17,868
Service cost of revenue           6,565     7,269    12,949    14,428
                               --------- --------- --------- ---------
   Total cost of revenue         16,098    15,295    29,184    32,296
                               --------- --------- --------- ---------

   Gross profit                   4,428     7,025     9,120     8,063
                               --------- --------- --------- ---------

Operating expenses:
   Selling, general and
    administrative                6,447     7,079    12,871    14,904
   Research and development          --       828       776     3,571
   Restructuring charges           (251)       --      (211)    1,046
                               --------- --------- --------- ---------
     Total operating expenses     6,196     7,907    13,436    19,521
                               --------- --------- --------- ---------

   Operating loss                (1,768)     (882)   (4,316)  (11,458)
                               --------- --------- --------- ---------

Interest and other income
 (loss), net                        (34)    1,022       (64)    1,051
Gain (loss) on foreign
 currency transactions               77        16      (196)       24
                               --------- --------- --------- ---------

Income (loss) before income
 taxes                           (1,725)      156    (4,576)  (10,383)
Income tax expense                   --        23         6        49
                               --------- --------- --------- ---------

   Net income (loss)            $(1,725)     $133   $(4,582) $(10,432)
                               ========= ========= ========= =========



Net income (loss) per share:
   Basic and diluted             $(0.05)    $0.00    $(0.14)   $(0.32)
                               ========= ========= ========= =========

Weighted-average shares used
 in per share computations:
   Basic                         33,151    32,815    33,063    32,778
                               ========= ========= ========= =========

   Diluted                       33,151    32,829    33,063    32,778
                               ========= ========= ========= =========



    CONTACT: MTI Technology Corporation
             Todd Schaeffer, 714-481-7808
             tschaeffer@mti.com